Edward J. Weisberger
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                               EMPLOYMENT AGREEMENT

     AGREEMENT dated as of September 29, 1994 between Edward J. Weisberger, whose address is 451 Winch Street, Framingham, Massachusetts 01701 ("Executive") and Waban Inc., a Delaware corporation, whose principal office is in Natick, Massachusetts ("Employer" or "Company").

     The parties hereto, in consideration of the mutual agreements hereinafter contained and intending to be legally bound hereby, agree as follows:

     1.  Employment.  The Executive is currently an employee of the Company.
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Employer will employ Executive and Executive will be an employee of Employer under the terms and conditions hereinafter set forth. This Agreement supersedes and replaces any prior employment agreement between Executive and Employer or its subsidiaries or divisions, except for any Change of Control Severance Agreement between Executive and Employer.

     2.  Term.  Executive's employment under the terms of this Agreement shall
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commence on the date hereof and shall continue until March 31, 1997 and thereafter until terminated by either Executive or Employer, subject to earlier termination as provided herein (such period of employment hereinafter called the "Employment Period").

     3.  Duties.  Executive shall diligently perform the duties of Senior Vice
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President, Treasurer and Chief Financial Officer or such executive duties and responsibilities as shall from time to time be assigned to him by the President or Board of Directors of Employer.

     4.  Extent of Services.  Except for illnesses and vacation periods,
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Executive shall devote substantially all his working time and attention and his best efforts to the performance of his duties and responsibilities under this Employment Agreement; provided, however, that nothing herein contained shall be
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deemed to prevent or limit the right of Executive (a) to make any passive investments where Executive is not obligated or required to, and shall not in fact, devote any managerial efforts or (b) to participate in charitable or community activities or in trade or professional organizations, except only that the President of Employer shall have the right to limit such participation if the President believes that the time spent on such activities infringes upon the time required by Executive for the performance of his duties under this Agreement or is otherwise incompatible with those duties.

     5.  Base Salary.  During the Employment Period, Executive shall receive a
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base salary at the rate of $225,000.00 per year, or such higher amount as
Employer shall determine from time to time. Base salary shall be payable in such manner at such times as Employer shall pay base salary to other executive employees.

     6.  Policies and Fringe Benefits.  Executive shall be subject to Employer
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policies applicable to its executives generally, and Executive shall be entitled to receive all such fringe benefits as Employer shall from time to time make available to other Employer executives generally (subject to the terms of any applicable fringe benefit plan).

     7.  Termination of Employment; in General.
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     a)  Employer shall have the right to end Executive's employment at any time and for any reason, with or without cause. Cause shall mean dishonesty by Executive in the performance of his duties, conviction of a felony (other than a conviction arising solely under a statutory provision imposing criminal liability upon Executive on a per se basis due to the Company offices held by
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Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board of Directors of the Company), gross neglect of duties (other than as a result of Disability or death), or conflict of interest which conflict shall continue for 30 days after the Company gives written notice to Executive requesting the cessation of such conflict.

     b) The Employment Period shall terminate when Executive becomes entitled to receive long-term disability compensation pursuant to Employer's long-term disability plan. In addition, if by reason of any incapacity, Executive is unable to perform his duties for at least six months in any 12 month period, upon written notice by Employer to Executive, the Employment Period will be terminated for incapacity.

     c) Whenever the Employment Period shall terminate, Executive shall resign all offices or other positions he shall hold with the Employer or any parent corporation and any subsidiaries or divisions of Employer or any such parent.

     8.  BENEFITS UPON TERMINATION OF EMPLOYMENT.
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     a)  Termination by Employer Other Than for Cause, Disability or
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Incapacity.  If the Employment Period shall have been terminated by Employer
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for any reason other than cause, disability or incapacity, no compensation or other benefits shall be payable to or accrue to Executive hereunder except as follows:


        (i) Vested vacation pay accrued at date of termination shall be paid one week after date of termination.

        (ii) Employer will continue to pay to Executive his then base salary for a period of 12 months from the date of termination, which base salary shall be reduced after three months for compensation earned from other employment or self-employment.

        (iii) Until the expiration of the period of base salary payments described in (ii) immediately above or until Executive shall commence other employment or self-employment, whichever shall first occur, Employer will provide such medical and hospital insurance and term life insurance (but not long-term disability insurance) for Executive and his family, comparable to the insurance provided for executives generally, as Employer shall determine, and upon the same terms and conditions as shall be provided for Employer's executives generally.

        (iv) Executive shall be entitled to payment, if any, pursuant to the terms of Employer's Management Incentive Plan ("MIP"), or, if greater, such amount as Executive would have earned under MIP if his employment had continued until the end of the fiscal year (pro-rated for the period of active employment during such year).

        (v) With respect to shares of Performance Accelerated Restricted Stock that were awarded to Executive on June 23, 1989 (the "1989 PARS"), any such shares that are still subject to restrictions on Executive's date of termination shall become unrestricted and vest in Executive according to the following schedule:

              (A) If the date of termination precedes January 28, 1996, 50% of the 1989 PARS that are still subject to restrictions shall become unrestricted and vest in Executive;

              (B) If the date of termination is after January 27, 1996, 100% of the 1989 PARS that are still subject to restrictions shall become unrestricted and vest in Executive.

         (vi) The eligibility of Executive and his spouse to participate in Employer's medical insurance program for retired employees shall be determined as if Executive's date of termination was not earlier than March 31, 1997.

         (vii) Executive shall also be entitled to payments or benefits under other Employer plans to the extent therein provided in the circumstances.

   b)  Termination for Death, Disability or Incapacity.  If the Employment
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Period shall terminate at any time by reason of death, disability or incapacity, no compensation or other benefits shall be payable to or accrue to Executive hereunder except as follows:

         (i) Vested vacation pay accrued at date of termination shall be paid one week after date of termination.

         (ii) Executive shall be entitled to payment, if any, pursuant to terms of MIP, or, if greater, such amount as Executive would have earned under MIP if his employment had continued until the end of the fiscal year (pro-rated for the period of active employment during such year).

         (iii) Executive shall also be entitled to payments or benefits under other Employer plans, including any long-term disability plan, to the extent therein provided in the circumstances, except that the eligibility of Executive and his spouse to participate in Employer's medical insurance program for retired employees shall be determined as if Executive's date of termination was not earlier than March 31, 1997.

     c)  Voluntary Termination; Termination for Cause; Violation of Certain
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Covenants.  If Executive should end his employment voluntarily or if Employer
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should end Executive's employment for cause, or if Executive should violate the protected persons or noncompetition provisions of Section 9, all compensation and benefits otherwise payable pursuant to this Agreement shall cease.
Employer does not waive any rights it may have for damages or for injunctive relief.

     d)  Deemed Termination by Employer.  Termination of employment by
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Executive in the event that Executive is required to relocate to a regular place of business that is more than 20 miles outside the Commonwealth of Massachusetts, without Executive's prior written consent, shall be deemed a termination by Employer other than for cause, disability or incapacity, pursuant to Section 8(a) of this Agreement.

     9.  Agreement Not to Solicit or Compete.
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   (a)  Upon the termination of the Employment Period at any time for any reason, Executive shall not during the Prohibited Period under any circumstances employ, solicit the employment of, or accept unsolicited the services of, any "protected person", or recommend the employment of any "protected person" to any other business organization in which Executive has any direct or indirect interest (other than a less-than-one percent equity interest in an entity), with which Executive is affiliated or for which Executive renders any services. "Prohibited Period" shall mean a period coterminous with the period of base salary continuation (without regard to reduction for income from other employment or self-employment) which is applicable or which would have been applicable had the termination been pursuant to Section 8(a). A "protected person" shall be a person known by Executive to be employed by Employer or its subsidiaries at or within six months prior to the commencement of conversations with such person with respect to employment.

     As to (i) each "protected person" to whom the foregoing applies, (ii) each limitation on (A) employment of, (B) solicitation of, and (C) unsolicited acceptance of services from, each "protected person" and (iii) each month of the period during which the provisions of this subsection (a) apply to each of the foregoing, the provisions set forth in this subsection (a) are deemed to be separate and independent agreements and in the event of unenforceability of any such agreement, such unenforceable agreement shall be deemed automatically deleted from the provisions hereof and such deletion shall not affect the enforceability of any other provision of this subsection (a) or any other term of this Agreement.

     (b) During the course of his employment, Executive will have learned many trade secrets of the Company and will have access to confidential information and business plans of the Employer. Therefore, if Executive should end his employment voluntarily at any time, including by reason of retirement, disability or incapacity, or if Employer should end Executive's employment at any time for cause, then during the Prohibited Period, Executive will not engage, either as a principal, employee, partner, consultant or investor (other than a less-than-one percent equity interest in an entity), in a business which is a competitor of Employer. A business shall be deemed a competitor of Employer if it shall then be so regarded by retailers or wholesalers generally, or if it shall operate a warehouse outlet (such as HomeBase, BJ's Wholesale Club, Home Depot, Sam's Club, Price/Costco or similar warehouse merchandisers) within 10 miles of any "then existing" Waban Inc. warehouse location. The term "then existing" in the previous sentence shall refer to any such location that is, at the time of termination of the Employment Period, operated by Waban Inc. or any of its subsidiaries or divisions or under lease for operation as aforesaid. Nothing herein shall restrict the right of Executive to engage in a business that operates exclusively conventional or full mark-up department stores, general merchandise discount department stores, or apparel stores. Executive agrees that if, at any time, pursuant to action of any court, administrative or governmental body or other arbitral tribunal, the operation of any part of this paragraph shall be determined to be unlawful or otherwise unenforceable, then the coverage of this paragraph shall be deemed to be restricted as to duration, geographical scope or otherwise, to the extent, and only to the extent, necessary to make this paragraph lawful and enforceable in the particular jurisdiction in which such determination is made.

     If the Employment Period terminates, Executive agrees (i) to notify Employer immediately upon his securing employment or becoming self-employed during any period when Executive's compensation from Employer shall be subject to reduction or his benefits provided by Employer shall be subject to termination as provided in Section 8, and (ii) to furnish to Employer written evidence of his compensation earned from any such employment or self-employment as Employer shall from time to time request. In addition, upon termination of the Employment Period for any reason other than the death of Executive, Executive shall immediately return all written trade secrets, confidential information and business plans of Employer and shall execute a certificate certifying that he has returned all such items in his possession or under his control.

     10.  ASSIGNMENT.  The rights and obligations of Employer shall inure to
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the benefit of and shall be binding upon the successors and assigns of
Employer. The rights and obligations of Executive are not assignable except only that payments payable to him after his death shall be made to his estate.

     11.  NOTICES.  All notices and other communications required hereunder
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shall be in writing and shall be given either by personal delivery or by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to Employer, the same shall be mailed to Employer at One Mercer Road, Natick, MA 01760, Attention: President, or such other address as Employer may hereafter designate by notice to Executive; and if sent to Executive, the same shall be mailed to Executive at his address set forth above, or at such other address as Executive may hereafter designate by notice to Employer. Notices shall be effective upon receipt.

     12.  GOVERNING LAW.  This Agreement and the rights and obligations of the
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parties hereunder shall be governed by the laws of the Commonwealth of
Massachusetts.

     13.  ARBITRATION.  In the event that there is any claim or dispute arising
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out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within 60 days after written notice from one party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules, and judgment upon the award rendered by the arbitrator shall be entered in any Court having jurisdiction thereof upon the application of either party.

     WITNESS the execution hereof the day and year first above written.



                                        /s/ E. J. Weisberger
                                        -------------------------
                                        Executive


                                        WABAN INC.



                                        By /s/ Herbert J Zarkin
                                          -----------------------
                                           Herbert J Zarkin
                                           President


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